NOTICE OF GUARANTEED DELIVERY
to Tender Shares of
Common Stock
and/or
Series A Preferred Stock
of
GUIDELINE, INC.
at
$1.35 Net per Share of Common Stock (CUSIP 401716 10 5)
and
$1.50 Net per Share of Series A Preferred Stock,
plus all accrued but unpaid dividends

Pursuant to the Offer to Purchase
Dated July 23, 2007
by
KNICKERBOCKER ACQUISITION CORP.
a direct wholly-owned subsidiary of
INFOUSA INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, AUGUST 17, 2007, UNLESS THE OFFER IS EXTENDED.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.0001 per share (the “Common Stock”), of Guideline, Inc., a New York corporation (“Guideline”) and/or shares of Series A preferred stock, par value $0.0001 per share (the “Preferred Stock” and, along with the Common Stock, the “Shares”) of Guideline, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated July 23, 2007 (the “Offer to Purchase”).
The Depositary for the Offer is:
Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, MN 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, MN 55075

By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Corporate Actions Department (651) 450-2452 (fax) (800) 468-9716 (confirm receipt only)

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE ADJACENT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Knickerbocker Acquisition Corp., a New York corporation (the “Purchaser”) and a direct wholly-owned subsidiary of infoUSA Inc., a Delaware corporation (“infoUSA”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

(Signature(s))

Certificate No(s). (if available):	Name(s) of Record Holder(s):

(Please Type or Print)

Check box if Shares will be tendered by	Address:
book-entry transfer: ☐

Name of Tendering Institution:	(Including Zip Code)

Area Code and Tel. No.:

Account No.:	Dated:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company identified above (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm:

(Authorized Signature)

Address:	Name:
Title:

Dated:

(Include a Zip Code)

Area Code and Tel. No.:

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH A LETTER OF TRANSMITTAL.